UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

CRH public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham,

Dublin 16, D16 KH51, Ireland

(Address of principal executive offices)

+353+353 1 404 1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
4.400% Guaranteed Notes due 2031	CRH/31	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.000% Guaranteed Notes due 2036	CRH/36	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange
5.600% Guaranteed Notes due 2056	CRH/56	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01	Regulation FD Disclosure.

On October 23, 2026, CRH public limited company (‘CRH’) issued a press release announcing the completion of its previously announced acquisition of Arcosa, Inc., a Delaware corporation (‘Arcosa’). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Current Report on Form 8-K pursuant to this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 23, 2026.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2026

CRH public limited company

/s/ Aylwyn Bryan
By:	Aylwyn Bryan

Chief Financial Officer